5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces Completion
of Private Offering of Senior Subordinated Notes
Baton Rouge, LA – Tuesday, August 16, 2005 — Lamar Advertising Company (Nasdaq: LAMR) announced today that it has completed the sale of $400.0 million principal amount of 6.625% senior subordinated notes due 2015 of Lamar Media Corp., its wholly owned subsidiary, in an institutional private placement, as previously announced. Lamar Media intends to use the approximately $393.7 million in net proceeds of this offering to repay a portion of its existing bank credit facility.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes.
The notes subject to the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S. Unless so registered, the notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from registration requirements of the Securities Act and applicable state securities laws.
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This press release contains forward-looking statements regarding Lamar Media’s application of net proceeds. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements include uncertainties relating to the timing of the repayment of a portion of the bank credit facility.
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